Exhibit (h)(4)(r)
EXHIBIT A
     THIS EXHIBIT A, amended and restated effective as of December 7, 2012, is Exhibit A to that certain Sub-Administration and Accounting Services Agreement dated as of August 1, 2001 by and among BNY Mellon Investment Servicing (US) Inc., Pacific Life Insurance Company and Pacific Life Funds.
PORTFOLIOS
PL Portfolio Optimization Conservative Fund
PL Portfolio Optimization Moderate-Conservative Fund
PL Portfolio Optimization Moderate Fund
PL Portfolio Optimization Moderate-Aggressive Fund
PL Portfolio Optimization Aggressive Fund
PL Money Market Fund
PL International Value Fund
PL Short Duration Bond Fund
PL Growth LT Fund
PL Mid-Cap Equity Fund
PL Large-Cap Growth Fund
PL International Large-Cap Fund
PL Small-Cap Value Fund
PL Main Street Core Fund
PL Emerging Markets Fund
PL Managed Bond Fund
PL Inflation Managed Fund
PL Large-Cap Value Fund
PL Comstock Fund
PL Mid-Cap Growth Fund
PL Small-Cap Growth Fund
PL Real Estate Fund
PL Floating Rate Loan Fund
PL Income Fund
PL Floating Rate Income Fund
PL High Income Fund
PL Short Duration Income Fund
PL Strategic Income Fund
PL Emerging Markets Debt Fund
PL Precious Metals Fund
PL Currency Strategies Fund
PL Global Absolute Return Fund
PL Alternative Strategies Fund*

*	Effective as of December 31, 2012 and unavailable to investors until July 1, 2013.
     IN WITNESS WHEREOF, the parties hereto have caused this Exhibit A to be executed by their officers designated below effective as of the date and year first above written.
BNY MELLON INVESTMENT SERVICING (US) INC.

By: Name:	/s/ Jay F. Nusblatt Jay F. Nusblatt
Title:	Executive Vice President

Date:

Agreed and Accepted:

PACIFIC LIFE FUNDS		PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Howard T. Hirakawa	By:	/s/ Howard T. Hirakawa

Name:	Howard T. Hirakawa	Name:	Howard T. Hirakawa
Title:	Vice President	Title:	VP, Fund Advisor Operations

By:	/s/ Laurene E. MacElwee	By:	/s/ Lori K. Lasinski

Name:	Laurene E. MacElwee	Name:	Lori K. Lasinski
Title:	VP & Assistant Secretary	Title:	Assistant Secretary